UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2025

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Greenway Plaza, Suite 1100, Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (281) 404-4387

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 19, 2025, Camber Energy, Inc.’s indirect majority-owned subsidiary, Viking Ozone Technology, LLC (“VOT”), and Box 03 International S.A., a corporation organized under the laws of Switzerland (“Box03”) entered into an Equipment Sales Agreement (the “ESA”) regarding VOT’s VKIN-300 waste treatment unit (having Serial Number SD-202530) (the “Ozone Unit”) currently situated in Bayet, France.

Subject to the terms and conditions of the ESA, Box03 agreed to issue a purchase order and purchase the Ozone Unit for a purchase price equal to one million thirty-five thousand five hundred dollars (U.S. $1,035,500) (the “Purchase Price”), payable as follows: (i) as to 40% of the Purchase Price, such amount is due and payable upon the acceptance by VOT of the purchase order to be issued by Box03 or its affiliate under the ESA; (ii) as to 50% of the Purchase Price, such amount is due within two (2) business days following the date on which VOT notifies Box03 the Ozone Unit is ready for shipment; and (iii) the balance of the Purchase Price is due upon the earlier to occur of: (a) the installation and commissioning of the Ozone Unit pursuant to the performance and commissioning criteria agreed to in writing by VOT and Box03; or (b) the date that is thirty (30) days from the delivery of the Ozone Unit to the Ultimate Destination (as defined in the ESA) except if there is a delay in the installation and commissioning of the Ozone Unit caused solely by VOT in which case payment of the balance of the Purchase Price shall be paid on completion of the installation and commissioning of the Ozone Unit.

The tentative timeline for shipment of the Ozone Unit from its current location in Bayet, France to the prospective end user’s facility is as follows: (i) disassembly of Ozone Unit in Bayet, France: October 21, 2025; (ii) shipment of Ozone Unit: October 25-27, 2025; and (iii) arrival at final destination: October 31, 2025.

Box03’s obligation to issue a purchase order to VOT for the Ozone Unit under the ESA is conditional upon Cepheid (or one of its affiliates), being the prospective end user of the Ozone Unit, completing a financing arrangement with Siemens (or one of its affiliates) on terms and conditions satisfactory to each of Cepheid and Siemens. There are no assurances such condition will be satisfied.  If the condition is satisfied, Box03 is to issue the purchase order to VOT within one (1) business day of receiving confirmation of same.

The foregoing description of the ESA does not purport to be complete and is qualified in its entirety by reference to the full text of the ESA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Equipment Sales Agreement between Viking Ozone Technology, LLC and Box 03 International S.A., dated September 19, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

Date: September 22, 2025	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	Chief Executive Officer

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